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EXHIBIT 10.6


                                    P.O. Box 8614, 425 South Main St., Suite 201
                                    Ann Arbor, Michigan 48107
                                    Tel: 734.913.2092 Fax: 734.668.1541

                                                      [DTE Energy Logo]



August 13, 2001

Mr. Russel Teall
President
Biodiesel Industries, Inc.
111 Saguaro Lane
Marathon, FL 33050

Re:  Joint Marketing Agreement

Dear Russ:

As you know, I, on behalf of DTE Biomass Energy, Inc. ("BEI") and you, on behalf of Biodiesel Industries, Inc. ("Biodiesel") have had several recent discussions regarding entering into a joint marketing arrangement which we believe may give rise to synergies between us which could be mutually beneficial to our respective companies. I have been actively promoting your biodiesel technology in connection with existing and potential landfill gas projects as an adjunct application to our core landfill to energy projects. In so doing, it is my sense that local governmental units are interested in exploring biodiesel applications under certain circumstances.

Accordingly, I propose we enter into this letter agreement which would permit us to realize the synergies and mutual benefits anticipated. Thus, we agree:

BEI will promote the availability of biodiesel technology in connection with BEI's existing landfill to energy projects as well as all other potential BEI landfill gas to energy projects, whenever such application of biodiesel technology is practicable and viable, in BEI's judgment.

BEI agrees to promote the biodiesel technology of Biodiesel only and not that of another company.

BEI will promptly notify Biodiesel whenever it believes a viable biodiesel technology opportunity exists.

Upon notification of such opportunity to Biodiesel by BEI, Biodiesel shall promptly take such steps reasonably necessary to make a determination whether or not the opportunity is viable, in its sole judgment. Biodiesel will promptly notify BEI of its decision as to whether or not to develop a project.

Biodiesel agrees to explore, market, develop or otherwise participate in any biodiesel projects exclusively with BEI as they relate to existing or potential landfill gas to energy projects.

The term of this letter agreement shall be effective upon its execution and continue until December 31, 2004.

If this letter fairly reflects our understanding, please so indicate by signing and returning the enclosed counterpart to me.



Very truly yours,

/S/ C. JOHN VILLELLA
C. John Villella
Manager, Business Development

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Mr. Russel Teall
August 13, 2001
Page 2



APPROVED AND AGREED TO THIS 21 DAY OF AUGUST, 2001.


BIODIESEL INDUSTRIES, INC.

By: /S/ RUSSELL TEALL
    -----------------------
    Russel Teall, President